Exhibit 10.46

AGREEMENT

THIS AGREEMENT is made as of the 16th day of November 2015, between SurePure, Inc., a corporation formed under the laws of the State of Nevada, United States of America (the “Company”), and Stephen Miller (the “Consultant”).

WHEREAS, the Company and the Consultant are parties to the Agreement, dated May 29, 2014, under which the Company assumed the obligation to pay the Consultant the amount of $81,080 in cash on or before August 31, 2014, of which amount $78,570 remains unpaid;

WHEREAS, the Company desires to settle the amount owed to the Consultant by issuing to the Consultant 462,176 additional shares of its Common Stock, par value $0.001 (the “Shares”); and

WHEREAS, the Consultant desires to accept the Shares in full and complete settlement of all amount due to him by the Company or any subsidiary of the Company.

NOW, THEREFORE, in consideration of the mutual premises set forth below, the parties to this Agreement hereby agree as follows:

1. The Company will issue the Shares to the Consultant, and the Consultant will accept the Shares, as payment in full of all obligations owing to the Consultant under Section 1. The Company will issue and deliver the Shares to the Consultant within 15 business days after the date on which all parties have executed this Agreement (the date on which all parties have executed this Agreement being defined as the “Effective Date”).

2. The Consultant acknowledges that under the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”), the Shares are “restricted securities” and, unless the resale of the Shares has been registered with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the Shares may not be resold in any transaction which involves (i) any “U.S. Person” (as defined by the rules of the Commission) or (ii) any means of commerce connected to the United States of America. Therefore, the Consultant will not sell, assign or transfer any of the Shares (i) without the prior written consent of the Company or (ii) except in a transaction which has been notified to the Company and does not involve any “U.S. Person” (as defined by the rules of the Commission) or any means of commerce connected to the United States of America. No Shares shall be pledged, assigned by way of security or otherwise used as security and shall remain free and clear of any liens, encumbrances, charges or any other third party rights.

3. In light of the foregoing restrictions set forth in Section 3, if at any time prior to the first anniversary of the Effective Date the Company shall determine to prepare and file with the Commission a registration statement (the “Registration Statement”) relating to an offering for its own account or a resale offering by any of its stockholders under the Securities Act of any of its equity securities (other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the Company’s stock option or other employee benefit plans), then the Company shall include all of the Shares in the Registration Statement. The Company will use commercially reasonable efforts to cause the Commission to declare the Registration Statement effective reasonably promptly and will maintain the effectiveness of the Registration Statement for a period of two (2) years or until all of the Shares have been sold, if sooner. The Consultant will cooperate fully with the Company in the discharge of its obligations under this Section and will provide all information and enter into such further agreements as may be required to have the Registration Statement declared effective.

4. The Consultant hereby releases and discharges the Company and SPOAG and their respective officers, directors, executives, principals, employees, heirs, executors, administrators, successors and assigns, from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Consultant, his successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the effective date of this Agreement. The Consultant represents and warrants that he has not assigned or transferred to any other person, entity, or party any claim, cause of action, or other item that is, would be, or might be encompassed by the releases set forth in this Section 4, and that no such assignment or transfer has occurred by operation of law or otherwise.

5. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties with respect to such subject matter and, except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder. Any amendments hereto or modifications hereof must be made in writing and executed by each of the parties. Any failure by a party to enforce any rights hereunder shall not be deemed a waiver of such rights.

6. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to conflict of laws principles. The parties agree that any suit, action or proceeding between the parties hereto arising out of or relating in any manner to the Agreement shall be instituted exclusively in the federal or state courts located in the State of Nevada.

7. If any section, term or provision of this Agreement shall be held or determined to be unenforceable, the balance of this Agreement shall nevertheless continue in full force and effect unaffected by such holding or determination.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

SUREPURE, INC.

By:	/s/ Stephen Robinson
Name: Stephen Robinson
Title: Chief Financial Officer

/s/ Stephen Miller
Stephen Miller